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                         EXHIBIT 15






To the Board of Directors and Stockholders
  of Optical Coating Laboratory, Inc.
Santa Rosa, California

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Optical Coating Laboratory, Inc. and subsidiaries for the periods ended July 31, 1994 and 1993 as indicated in our report dated August 17, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended July 31, 1994, is incorporated by reference in Registration Statements No. 33-41050, No. 33-26271, No. 33-
12276,  No.  33-48808  and  No.  33-65132  on  Forms  S-8  and
Registration Statement No. 2-97482 on Form S-3.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP



September 10, 1994